Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements Nos. 333-192946 and 333-261074 on Form S-8 and No. 333-239115 on Form S-3 of Perrigo Company plc of our report dated July 11, 2022, with respect to the consolidated financial statements of HERA S.A.S., which report appears in the Form 8-K/A of Perrigo Company plc dated July 15, 2022.

Paris la Défense, July 14, 2022

KPMG Audit

A division of KPMG S.A.

/s/ Catherine Porta	/s/ Cédric Adens
Catherine Porta	Cédric Adens
Partner	Partner